Exhibit 99.1
ASGN Incorporated Reports Fourth Quarter and Full Year 2025 Results
Revenues at the High-End of Guidance Estimates

February 4, 2026

RICHMOND, VA.— (BUSINESS WIRE) -- ASGN Incorporated (NYSE: ASGN), a leading provider of IT solutions to the commercial and government sectors, soon to be renamed Everforth, reported financial results for the quarter and year ended December 31, 2025.

Highlights

Fourth Quarter 2025
•Revenues were $980.1 million
•Net income was $25.2 million
•Adjusted EBITDA (a non-GAAP measure) was $107.9 million (11.0 percent of revenues)
•Operating cash flows were $102.3 million and Free Cash Flow (a non-GAAP measure) was $93.7 million
•Repurchased 1.4 million shares of the Company's common stock for $64.2 million
•IT Consulting revenues were 63 percent of total revenues

Full Year 2025
•Revenues were $4.0 billion
•Net income was $113.5 million
•Adjusted EBITDA (a non-GAAP measure) was $422.6 million (10.6 percent of revenues)
•Operating cash flows were $327.9 million and Free Cash Flow (a non-GAAP measure) was $288.1 million
•Repurchased 3.1 million shares of the Company's common stock for $170.1 million
•IT Consulting revenues were 62 percent of total revenues
•Commercial Segment - New bookings were $1.5 billion; book-to-bill ratio was 1.2 to 1
•Federal Government Segment - New contract awards were $1.0 billion; book-to-bill ratio was 0.9 to 1

Subsequent Company Developments
•On January 20, 2026, the Company announced a definitive agreement to acquire Quinnox Inc., an agile, results-driven digital solutions provider, for $290 million in cash, enhancing the Company's digital engineering and complex global delivery capabilities.

Management Commentary

“ASGN reported solid results for the fourth quarter, with revenues of $980.1 million at the top end of our guidance range, and Adjusted EBITDA margins of 11 percent exceeding our expectations,” said ASGN’s Chief Executive Officer, Ted Hanson. “Free Cash Flow generation remains a hallmark of our business. For the year, we generated $288.1 million in Free Cash Flow, representing 68.2 percent of Adjusted EBITDA, above our conversion target rate of 60 to 65 percent. We also bought back $170.1 million in shares in 2025, reinforcing our commitment to maximizing shareholder value.”

Mr. Hanson continued, “We enter the new year energized by the progress we have achieved and the robust foundation we have established. Our strategic initiatives are firmly in place, and our strong balance sheet and disciplined approach to capital allocation empowers us to pursue growth opportunities with confidence. The acquisition of Quinnox is a great example of our proven, repeatable acquisition strategy and directly aligns with the priorities we outlined at our Investor Day. The upcoming launch of Everforth, our new unified customer and investor-facing brand, also marks a transformative step in our Next Wave Growth Strategy. Ultimately, by integrating cutting-edge technology, world-class engineering, and deep expertise, we are very well positioned to adapt and thrive in today's rapidly evolving, AI-driven business landscape.”

Fourth Quarter 2025 Financial Results - Summary

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions, except per share data)	2025	2024	2025	2024
Revenues
Commercial Segment	$698.6	$692.7	$2,790.2	$2,868.7
Federal Government Segment	281.5	292.3	1,190.2	1,231.0
	980.1	985.0	3,980.4	4,099.7

Gross Margin
Commercial Segment	32.6%	32.6%	32.8%	32.5%
Federal Government Segment	19.9%	20.5%	19.7%	20.4%
Consolidated	28.9%	29.0%	28.9%	28.9%

Net income	$25.2	$42.4	$113.5	$175.2
Earnings per diluted share	$0.59	$0.95	$2.60	$3.83

Non-GAAP Financial Measures
Adjusted Net Income	$49.2	$57.1	$198.5	$238.6
Adjusted Net Income per diluted share	$1.15	$1.28	$4.55	$5.22
Adjusted EBITDA	$107.9	$109.7	$422.6	$452.0
Adjusted EBITDA margin	11.0%	11.1%	10.6%	11.0%

__________
Definitions of non-GAAP measures and reconciliation to GAAP measurements are included in the tables that accompany this release.

Consolidated revenues for the quarter were $980.1 million, compared with $985.0 million in the fourth quarter of 2024. Commercial Segment revenues (71 percent of total revenues) totaled $698.6 million, compared with $692.7 million in the fourth quarter of 2024. Commercial Segment revenues are categorized into five industries: (i) Consumer and Industrial, (ii) Financial Services, (iii) Technology, Media and Telecom ("TMT"), (iv) Healthcare, and (v) Business Services. Healthcare was up mid-teens, Consumer and Industrial was up low-teens, TMT was up low single-digits, and the remaining two industries declined. Federal Government Segment revenues (29 percent of total revenues) totaled $281.5 million, compared with $292.3 million in the prior-year period. Federal Segment revenues are categorized into four customer types: (i) Defense and Intelligence, (ii) National Security, (iii) Civilian, and (iv) other clients. Federal Civilian and National Security both declined year-over-year, while Defense and Intelligence and other clients were up.

Total IT consulting revenues were $620.9 million (63 percent of total revenues), compared with $577.0 million (59 percent of total revenues) in the fourth quarter of 2024. Commercial Segment consulting revenues were $339.4 million, up 19.2 percent year-over-year. Federal Government Segment revenues, which are all IT consulting revenues, were $281.5 million, as stated above. Assignment revenues totaled $359.2 million (37 percent of total revenues), compared with $408.0 million (41 percent of total revenues) in the prior-year period, and reflected continued softness in the portions of the Commercial Segment business that are more sensitive to changes in macroeconomic cycles.

Gross margin for the fourth quarter of 2025 was 28.9 percent, which was consistent with the prior-year period. Gross margin for the Commercial Segment was the same as the prior-year period and gross margin for the Federal Government Segment was down 60 basis points, primarily due to the loss of certain higher margin contracts as a result of initiatives associated with the U.S. Department of Government Efficiency "DOGE". The impact of DOGE should anniversary in March 2026.

Selling, general, and administrative (“SG&A”) expenses were $210.5 million, compared with $197.9 million in the fourth quarter of 2024. SG&A expenses included $10.7 million in acquisition, integration, and strategic planning expenses, which were not included in the Company's previously-announced guidance estimates.

Net income was $25.2 million ($0.59 per diluted share), compared with $42.4 million ($0.95 per diluted share) in the fourth quarter of 2024.

Adjusted EBITDA (a non-GAAP measure) was $107.9 million, or 11.0 percent of revenues ("Adjusted EBITDA margin," a non-GAAP measure), compared with $109.7 million or 11.1 percent of revenues in the fourth quarter of 2024.

Capital Resources and Allocation

At December 31, 2025, the Company had:
•Cash and cash equivalents of $161.2 million
•Availability of approximately $455.0 million under the Company's $500.0 million Senior Secured Revolving Credit Facility (due 2028)
•Senior Secured Debt, consisting of a Term Loan A facility with outstanding balance of $98.8 million (due 2028) and a Term Loan B facility with outstanding balance of $488.8 million (due 2030)
•Senior unsecured notes totaling $550.0 million at 4.625 percent (due 2028)

In the fourth quarter of 2025, the Company repurchased 1.4 million shares of its common stock for $64.2 million at an average price of $46.05 per share. Approximately $972 million remained available at quarter end for repurchases under the Company's stock repurchase plan.

First Quarter 2026 Financial Estimates

The Company's financial estimates for the first quarter of 2026, which are set forth below, are based on current market conditions and assume no deterioration in the markets ASGN serves. These estimates do not include any acquisition, integration, or strategic planning expenses. Reconciliations of estimated net income to the estimated non-GAAP financial measures are included in the tables that accompany this release.

(In millions, except per share data)	Low	High
Revenues	$960.0	$980.0
SG&A expenses(1)	209.7	214.4
Amortization of intangible assets	13.6	13.6
Net income	25.8	29.4

Earnings per diluted share	$0.62	$0.71
Gross margin	28.7%	29.1%
Effective tax rate(2)	28.0%	28.0%

Non-GAAP Financial Measures:
Adjusted EBITDA	$93.5	$98.5
Adjusted Net Income(3)	$38.8	$42.4
Adjusted Net Income per diluted share(3)	$0.93	$1.02
Adjusted EBITDA margin	9.7%	10.1%
___________
(1) Includes non-cash expenses totaling $27.3 million, comprised of: (i) $14.9 million of stock-based compensation, (ii) $10.0 million of depreciation, and (iii) $2.4 million of amortization related to capitalized cloud-based application implementation costs.
(2) Estimated effective tax rate before any excess tax benefits or shortfall related to stock-based compensation.
(3) Does not include the cash tax savings benefit of the tax deduction that ASGN receives from the amortization of goodwill and trademarks, approximately $9.6 million per quarter ($0.23 per diluted share).

The financial estimates above are based on an estimate of “Billable Days,” which are Business Days (calendar days for the period less weekends and holidays) adjusted for other factors, such as the day of the week a holiday occurs, additional time taken off around holidays, year-end client furloughs, and inclement weather. There are 62 Billable Days in the first quarter of 2026, which is equal to the year-ago period, and one more day than the fourth quarter of 2025.

Conference Call

The Company will hold a conference call today at 4:30 p.m. ET to review its financial results for the fourth quarter and the full year of 2025 and to provide first quarter 2026 estimates. The dial-in number is 877-407-0792 (+1-201-689-8263 outside the United States), and the conference ID number is 13757428. Participants should dial in ten minutes before the call. The prepared remarks, supplemental materials and webcast for this call can be accessed at www.asgn.com.

A replay of the conference call will be available beginning today at 7:30 p.m. ET until February 18, 2026. The access number for the replay is 844-512-2921 (+1-412-317-6671 outside the United States for callers outside the United States) and the conference ID number is 13757428. A replay of the webcast will be available at www.asgn.com.

About ASGN Incorporated, transitioning to Everforth

ASGN Incorporated (NYSE: ASGN) is a leading provider of IT solutions for commercial and government clients. In November 2025, ASGN announced its intent to rebrand to Everforth, a new parent brand unifying its six brands — Apex Systems, Creative Circle, CyberCoders, ECS, GlideFast, and TopBloc — under a single identity.

During the transition, ASGN will continue operating under its existing commercial and government brands. Clients, partners, and suppliers can expect a seamless experience, led by the same trusted teams with greater resources and stronger cross-brand collaboration. ASGN’s transition to Everforth will take place in the first half of 2026.

Everforth is a leading technology and digital engineering company with six core solution areas: AI and data, cloud and infrastructure, digital engineering, customer experience, cybersecurity, and enterprise platforms. Through proprietary assets, accelerators, and proven expertise, Everforth delivers measurable outcomes that help organizations adapt, innovate, and thrive.

Everforth: Adapt and Thrive.

Learn more at go-everforth.com.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding our anticipated financial and operating performance.

All statements in this news release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance and actual results might differ materially. In particular, we make no assurances that the proposed revenue, expense, and profit estimates outlined above will be achieved. Additional examples of forward-looking statements in this press release include, without limitation, statements regarding our ability to attract, train, and retain qualified internal employees, the availability of qualified billable professionals, management of our growth, continued performance and improvement of our enterprise-wide information systems, our ability to successfully adapt to, integrate, and leverage new and developing technologies, including generative artificial intelligence, our ability to manage our litigation matters, the successful integration of acquisitions, statements related to the Company’s brand transition to Everforth, and other risks detailed from time-to-time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on February 24, 2025. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

CONSOLIDATED SELECTED FINANCIAL DATA (Unaudited)
(In millions, except per share data)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2025	2024	2025	2025	2024
Results of Operations:
Revenues	$980.1	$985.0	$1,011.4	$3,980.4	$4,099.7
Costs of services	696.6	699.0	714.5	2,831.3	2,916.0
Gross profit	283.5	286.0	296.9	1,149.1	1,183.7
Selling, general, and administrative expenses	210.5	197.9	212.2	854.0	821.2
Amortization of intangible assets	16.8	13.9	16.8	64.8	58.1
Operating income	56.2	74.2	67.9	230.3	304.4
Interest expense	(16.7)	(14.9)	(17.4)	(67.7)	(64.3)
Income before income taxes	39.5	59.3	50.5	162.6	240.1
Provision for income taxes	14.3	16.9	12.4	49.1	64.9
Net income	$25.2	$42.4	$38.1	$113.5	$175.2

Earnings per share:
Basic	$0.59	$0.96	$0.88	$2.62	$3.88
Diluted	$0.59	$0.95	$0.87	$2.60	$3.83

Number of shares and share equivalents used to calculate earnings per share:
Basic	42.4	44.1	43.5	43.4	45.2
Diluted	42.6	44.5	43.7	43.6	45.7

CONSOLIDATED SELECTED FINANCIAL DATA (Continued) (Unaudited)
(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2025	2024	2025	2025	2024
Summary Statements of Cash Flow Data:
Cash provided by operating activities	$102.3	$100.2	$83.9	$327.9	$400.0
Cash used in investing activities	(6.6)	(11.3)	(11.9)	(343.9)	(35.3)
Cash provided by (used in) financing activities	(61.2)	(49.6)	(84.5)	(29.4)	(333.2)

Reconciliation of GAAP to Non-GAAP Measure:
Cash provided by operating activities	$102.3	$100.2	$83.9	$327.9	$400.0
Capital expenditures	(8.6)	(11.3)	(11.9)	(39.8)	(35.3)
Free Cash Flow (non-GAAP measure)	$93.7	$88.9	$72.0	$288.1	$364.7

	December 31,	December 31,
	2025	2024
Summary Balance Sheet Data:
Cash and cash equivalents	$161.2	$205.2
Working capital	491.9	550.6
Goodwill and intangible assets, net	2,597.0	2,332.9
Total assets	3,686.4	3,429.0
Long-term debt	1,169.4	1,033.5
Total liabilities	1,882.4	1,652.3
Total stockholders’ equity	1,804.0	1,776.7

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Unaudited)
(In millions, except per share data)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2025	2024	2025	2025	2024
Net income	$25.2	$42.4	38.1	$113.5	$175.2
Interest expense	16.7	14.9	17.4	67.7	64.3
Provision for income taxes	14.3	16.9	12.4	49.1	64.9
Depreciation and other amortization(1)	13.3	10.0	12.4	48.7	38.2
Amortization of intangible assets	16.8	13.9	16.8	64.8	58.1
EBITDA (non-GAAP measure)	86.3	98.1	97.1	343.8	400.7
Stock-based compensation	10.9	9.7	11.3	47.9	42.3
Legal settlement expense	—	—	—	—	3.6
Software costs write-off(2)	—	—	—	4.4	—
Acquisition, integration, and strategic planning expenses(3)	10.7	1.9	4.2	26.5	5.4
Adjusted EBITDA (non-GAAP measure)	$107.9	$109.7	$112.6	$422.6	$452.0

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2025	2024	2025	2025	2024
Net income	$25.2	$42.4	$38.1	$113.5	$175.2
Credit facility amendment expenses	—	—	—	—	1.5
Legal settlement expense	—	—	—	—	3.6
Software costs write-off(2)	—	—	—	4.4	—
Acquisition, integration, and strategic planning expenses(3)	10.7	1.9	4.2	26.5	5.4
Tax effect on adjustments	(2.8)	(0.5)	(1.1)	(8.0)	(2.8)
Non-GAAP net income	33.1	43.8	41.2	136.4	182.9
Amortization of intangible assets	16.8	13.9	16.8	64.8	58.1
Other	(0.7)	(0.6)	(0.7)	(2.7)	(2.4)
Adjusted Net Income (non-GAAP measure)(4)	$49.2	$57.1	$57.3	$198.5	$238.6

Per diluted share:
Net income	$0.59	$0.95	$0.87	$2.60	$3.83
Adjustments	0.56	0.33	0.44	1.95	1.39
Adjusted Net Income (non-GAAP measure)(4)	$1.15	$1.28	$1.31	$4.55	$5.22

Common shares and share equivalents (diluted)	42.6	44.5	43.7	43.6	45.7
_________
(1) The three months ended December 31, 2025 include $3.2 million of amortization related to capitalized cloud-based application implementation costs included in SG&A expenses.
(2) Write-off of previously capitalized costs related to software enhancements that will no longer be placed into service.
(3) The year ended December 31, 2025, include $5.2 million of charges related to strategic workforce optimization initiatives.
(4) Does not include the cash tax savings benefit of the tax deduction that ASGN receives from the amortization of goodwill and trademarks, approximately $9.6 million per quarter ($0.22 per diluted share).

FINANCIAL ESTIMATES FOR THE FIRST QUARTER OF 2026
RECONCILIATIONS OF ESTIMATED GAAP TO NON-GAAP MEASURES
(In millions, except per share data)

	Low	High
Net income(1)	$25.8	$29.4
Interest expense	16.3	16.3
Provision for income taxes	10.1	11.5
Depreciation and other amortization(2)	12.8	12.8
Amortization of intangible assets	13.6	13.6
EBITDA (non-GAAP measure)	78.6	83.6
Stock-based compensation	14.9	14.9
Adjusted EBITDA (non-GAAP measure)	$93.5	$98.5

	Low	High
Net income(1)	$25.8	$29.4
Amortization of intangible assets	13.6	13.6
Other	(0.6)	(0.6)
Adjusted Net Income (non-GAAP measure)(3)	$38.8	$42.4

Per diluted share:
Net income	$0.62	$0.71
Adjustments	0.31	0.31
Adjusted Net Income (non-GAAP measure)(3)	$0.93	$1.02
_______
(1)Does not include acquisition, integration, and strategic planning expenses, or excess tax benefits or shortfall related to stock-based compensation.
(2)Comprised of (i) $10.0 million of depreciation included in SG&A expenses, (ii) $2.4 million of amortization related to capitalized cloud-based application implementation costs included in SG&A expenses, and (iii) $0.4 million of depreciation included in costs of services.
(3)Does not include the cash tax savings benefit of the tax deduction that ASGN receives from the amortization of goodwill and trademarks, approximately $9.6 million per quarter ($0.23 per diluted share).

Non-GAAP Financial Measures

Statements in this release include financial information presented in accordance with accounting principles generally accepted in the United States ("GAAP") and also include non-GAAP financial measures that are provided as additional information to enhance the overall understanding of the Company's current financial performance and not as an alternative to the consolidated interim financial statements presented in accordance with GAAP. Management uses these non-GAAP measures (earnings before interest, taxes, depreciation, and amortization ("EBITDA"), Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, and Revenues on a same Billable Days basis) to evaluate the Company's financial performance. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial information tables that accompany this press release include reconciliations of net income to non-GAAP financial measures.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin provide a measure of the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis, by removing the effects of non-operating and certain non-cash expenses. These non-operating and non-cash items are specifically identified in the reconciliations of GAAP measures to Non-GAAP measures that accompany this release.

Adjusted Net Income provides a method for assessing the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis by removing the effects of non-operating and certain non-cash expenses on a net of tax basis. The metric is not adjusted by the benefit of the tax deduction associated with the amortization of acquired definite-lived intangible assets as these cash tax savings appropriately reflect the performance of the Company's acquisitions.

Free Cash Flow provides useful information to investors about the amount of cash generated by the business that can be used for strategic opportunities and is computed as presented in the tables that accompany this release.

Commercial consulting bookings are defined as the value of new contracts entered into during a specified period, including adjustments for the effects of changes in contract scope and contract terminations. The book-to-bill ratio for the Commercial consulting business is the ratio of bookings to revenues for a specified period.

Federal Government Segment new contract awards are defined as the estimated amount of future revenues to be recognized under contracts awarded during a specified period, including adjustments to estimates for contracts awarded in previous periods. The book-to-bill ratio for the Federal Government Segment is the ratio of New Contract Awards to revenues for a specified period. There is no assurance our new contract awards will result in future revenues.

Revenues calculated on a Same Billable Days basis provide more comparable information by removing the effect of differences in the number of billable days on a year-over-year basis. Revenues on a Same Billable Days basis are adjusted for the following items: differences in billable days during the period by taking the current-period average revenue per billable day, multiplied by the number of billable days from the same period in the prior year; Billable Days are business days (calendar days for the period less weekends and holidays) adjusted for other factors, such as the day of the week a holiday occurs, additional time taken off around holidays, year-end client furloughs, and inclement weather.

Contact:

Kimberly Esterkin
Vice President, Investor Relations
kimberly.esterkin@asgn.com